Exhibit 99.1



@NFX

Hedging Update

October 6, 2014

@NFX is periodically published to keep stockholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

NEWFIELD

Oil Hedging Details as of 10/06/14

	Volume/day	Weighted-Average Price			
Period	**Bbls**	**Swaps**	**Swaps w/ Short Puts[2]**	**Collars**	**Collars w/ Short Puts[1]**
4Q 2014	23,000	$89.94	—	—	—
	16,000	—	$75.00/95.16	—	—
	6,000	—	—	—	$75.83/90.83-$102.93
1Q 2015	26,000	$90.54	—	—	—
	17,500	—	$70.24/90.38	—	—
	2,000	—	—	—	$75.00/90.00-$104.00
2Q 2015	27,000	$90.33	—	—	—
	17,500	—	$70.23/90.11	—	—
	2,000	—	—	—	$75.00/90.00-$104.00
3Q 2015	25,000	$90.36	—	—	—
	20,000	—	$69.68/90.07	—	—
	2,000	—	—	—	$75.00/90.00-$104.00
4Q 2015	19,000	$90.47	—	—	—
	25,500	—	$69.14/90.29	—	—
	2,000	—	—	—	$75.00/90.00-$104.00

[1] Below $75.83 per Bbl in 2014 and below $75.00 in 2015, these contracts effectively result in realized prices that are on average $15.00 per Bbl higher than the cash price that otherwise would have been realized.

[2] Below $75.00 per Bbl for 2014, $70.24 per Bbl for 1Q 2015, $70.23 per Bbl for 2Q 2015, $69.68 per Bbl for 3Q 2015, and $69.14 per Bbl for 4Q 2015, these contracts effectively result in realized prices that are on average $20.16, $20.14, $19.88, $20.39, and $21.15 per Bbl higher, respectively, than the cash price that otherwise would have been realized.

Denotes update

NEWFIELD

Oil Hedging Details as of 10/06/14

Period	Volume/day	Weighted-Average Price			
	Bbls	Swaps	Swaps w/ Short Puts[2]	Collars	Collars w/ Short Puts[1]
1Q 2016	27,000 17,000	— —	$73.70/90.70 —	— —	— $75.00/90.00-$96.30
2Q 2016	21,000 19,000	— —	$75.00/90.93 —	— —	— $75.00/90.00-$96.32
3Q 2016	21,000 16,000	— —	$75.00/90.98 —	— —	— $75.00/90.00-$95.98
4Q 2016	17,000 16,000	— —	$75.00/91.03 —	— —	— $75.00/90.00-$95.98
1Q 2017	7,000 13,000	— —	$75.00/91.11 —	— —	— $75.00/90.00-$95.52
2Q 2017	2,000 10,000	— —	$75.00/90.08 —	— —	— $75.00/90.00-$95.69
3Q 2017	2,000 —	— —	$75.00/90.08 —	— —	— —
4Q 2017	2,000 —	— —	$75.00/90.08 —	— —	— —

[1] Below $75.00 per Bbl in 2016 and 2017, these contracts effectively result in realized prices that are on average $15.00 per Bbl higher than the cash price that otherwise would have been realized.

[2] Below $73.70 per Bbl for 1Q 2016, $75.00 per Bbl for 2Q 2016 through 4Q 2017, these contracts effectively result in realized prices that are on average $17.00, $15.93, $15.98, $16.03, $16.11, $15.08, $15.08 and $15.08 per Bbl higher, respectively, than the cash price that otherwise would have been realized.

Note: We have entered into swaption contracts that would potentially hedge 732,000 barrels of 2016 production at a swap price of $91.00 if exercised on their expiration date of March 31, 2015. Any future potential settlement value will be excluded herein unless and until the swaptions are exercised.

NEWFIELD

Oil Hedging Details as of 10/06/14

The following table details the expected impact to pre-tax income (in millions, except prices) from the settlement of our derivative contracts, outlined on the previous slide, at various NYMEX oil prices.

	Oil Prices				
Period	$70	$80	$90	$100	$110
4Q 2014	$80	$49	$8	($28)	($69)
1Q 2015	$80	$43	$2	($37)	($78)
2Q 2015	$82	$43	$1	($40)	($81)
3Q 2015	$84	$44	$1	($40)	($83)
4Q 2015	$82	$44	$2	($39)	($81)
1Q 2016	$64	$42	$2	($29)	($69)
2Q 2016	$56	$38	$2	($24)	($60)
3Q 2016	$53	$36	$2	($23)	($57)
4Q 2016	$47	$32	$2	($20)	($50)
1Q 2017	$28	$19	$1	($11)	($29)
2Q 2017	$16	$11	$0	($6)	($17)
3Q 2017	$3	$2	$0	($2)	($4)
4Q 2017	$3	$2	$0	($2)	($4)

NEWFIELD

Gas Hedging Details as of 10/06/14

	Volume/day	Weighted-Average Price			
Period	MMBtus	Swaps	Swaps w/ Short Puts	Collars	Collars w/ Short Puts
4Q 2014	221,700 65,000	$3.97 —	— —	— $3.75 - $4.62	— —
1Q 2015	135,000 105,000	$4.28 —	— —	— $3.93 - $4.74	— —
2Q 2015	135,000 105,000	$4.28 —	— —	— $3.93 - $4.74	— —
3Q 2015	135,000 105,000	$4.28 —	— —	— $3.93 - $4.74	— —
4Q 2015	135,000 105,000	$4.28 —	— —	— $3.93 - $4.74	— —

Gas Hedging Details as of 10/06/14

The following table details the expected impact to pre-tax income (in millions, except prices) from the settlement of our derivative contracts, outlined on the previous slide, at various NYMEX gas prices.

	Gas Prices			
Period	**$3**	**$4**	**$5**	**$6**
4Q 2014	$24	($1)	($23)	($50)
1Q 2015	$24	$3	($11)	($33)
2Q 2015	$25	$3	($12)	($33)
3Q 2015	$25	$3	($12)	($34)
4Q 2015	$25	$3	($12)	($34)

We provide information regarding our outstanding hedging positions in our annual and quarterly reports filed with the SEC and in our electronic publication -- @NFX. This publication can be found on Newfield's web page at http://www.newfield.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent energy company engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids. We are focused on North American resource plays and our principal areas of operation include the Mid-Continent, the Rocky Mountains and onshore Gulf Coast.

NEWFIELD